EXHIBIT 99.1
LIONSGATE REPORTS REVENUES OF $290.9 MILLION AND NET PROFIT OF
$2.0 MILLION FOR THIRD QUARTER OF FISCAL 2008
Company Reports Best Third Quarter Revenue In Its History
Santa Monica, CA, and Vancouver, BC, February 11, 2008 -— Lionsgate (NYSE: LGF), the leading independent filmed entertainment studio, continued its growth momentum, reporting revenues of $290.9 million and net income of $2.0 million for its fiscal quarter ended December 31, 2007, the Company announced today. The Company noted that revenue growth of 14% from the prior year third quarter was driven by strong theatrical box office, international revenue growth and continued strength in television production revenues. The Company achieved its best revenue performance ever for a fiscal third quarter.
Lionsgate reported net income for the three months ended December 31, 2007, of $2.0 million. Diluted net income per common share was $0.02 on 120.3 million adjusted weighted average common shares outstanding.
“Our theatrical, television, home entertainment, library, international and digital businesses all achieved continued solid performance in the quarter,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “With an anticipated record-breaking revenue and free cash flow quarter ending March 31, we are on track to meet our full year guidance.”
The Company reported that its filmed entertainment backlog grew to a record $416.6 million in the quarter, fueled in part by numerous box office hits ready for exhibition in pay television. Filmed entertainment backlog represents the amount of future revenue not yet recorded from the licensing of films and television product for television exhibition and in international markets.
Overall motion picture revenue for the quarter was $254.1 million. Lionsgate had two hit theatrical releases in the quarter, Saw IV and Tyler Perry’s Why Did I Get Married?, and the Company has now had seven hit releases in a row — The Eye, Rambo, Saw IV, Why Did I Get Married?, 3:10 To Yuma, Good Luck, Chuck and War.
Lionsgate’s home entertainment revenue was $105.1 million in the third quarter, reflecting strong sales of Bratz, Skinwalkers and Captivity and continued sales of Delta Farce, Saw III and The Condemned. After the close of the quarter, Lionsgate had the best DVD month in its history in January 2008 as War, 3:10 To Yuma, Good Luck, Chuck and Saw IV all debuted at #1 or #2 on the North American DVD and BluRay charts.
Television revenue included in the motion picture segment was $28.9 million in the third quarter, led by titles such as Crash, Daddy’s Little Girls, Happily N’Ever After and Pride.
Lionsgate also had the strongest international revenue quarter in its history, reporting $53.8 million in international revenue in the third quarter from such titles as Saw IV, Saw III, Good Luck, Chuck, War, Catacombs, the special edition DVD release of Dirty Dancing by Lionsgate U.K. and Mandate International’s 30 Days of Night. Lionsgate U.K. contributed $22.4 million in revenue in the quarter.

Television production revenue was $36.8 million in the third quarter, driven by deliveries of episodes of Golden Globe (R)-winning drama series Mad Men (AMC), Weeds Season 3 (Showtime) and Wildfire Season 4 (ABC Family), and domestic series licensing of Tyler Perry’s House of Payne, South Park and Family Feud from the Company’s Debmar-Mercury syndication arm.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2008 third quarter financial results at 9:00 A.M. ET/6:00 A.M. PT, Tuesday, February 12, 2008. Interested parties may participate live in the conference call by calling 1-888-639-6205 (1-703-925-2608 outside the U.S. and Canada). A full digital replay will be available from Tuesday afternoon, February 12, through Tuesday, February 19, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code 907460.
Lionsgate is the leading independent filmed entertainment studio and is a premier producer and distributor of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. Its prestigious and prolific library of nearly 12,000 motion picture titles and television episodes is a valuable source of recurring revenue and a foundation for the growth of the Company’s core businesses. The Lionsgate brand is synonymous with original, daring, quality entertainment in markets around the globe.
www.lionsgate.com
For further information, contact:
Peter D. Wilkes
Lionsgate
310-255-3726
pwilkes@lionsgate.com <blocked::mailto:pwilkes@lionsgate.com>
Kelli Easterling
Lionsgate
310-255-4929
keasterling@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the timing of our upcoming film slate, the expansion of our television business and the success of our fiscal 2008 and subsequent years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on May 30, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2007	2007
	(Unaudited)
	(Amounts in thousands,
	except share amounts)

ASSETS
Cash and cash equivalents	$182,654	$51,497
Restricted cash	32,396	4,915
Investments — auction rate securities	—	237,379
Investments — equity securities	—	125
Accounts receivable, net of reserve for video returns and allowances of $69,978 (March 31, 2007 - $77,691) and provision for doubtful accounts of $5,448 (March 31, 2007 - $6,345)	163,376	130,496
Investment in films and television programs	710,680	493,140
Property and equipment	13,877	13,095
Goodwill	227,063	187,491
Other assets	50,831	18,957

	$1,380,877	$1,137,095

LIABILITIES
Accounts payable and accrued liabilities	$224,933	$155,617
Participation and residuals	286,494	171,156
Film obligations	269,375	167,884
Subordinated notes and other financing obligations	328,718	325,000
Deferred revenue	120,841	69,548

	1,230,361	889,205

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 120,401,688 and 116,970,280 shares issued at December 31, 2007 and March 31, 2007, respectively	427,069	398,836
Series B preferred shares (10 shares issued and outstanding)	—	—
Accumulated deficit	(257,025)	(149,651)
Accumulated other comprehensive income (loss)	809	(1,295)

	170,853	247,890

Treasury shares, no par value, 2,196,899 shares at December 31, 2007	(20,337)	—

	150,516	247,890

	$1,380,877	$1,137,095

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2006	2007	2006
	(Amounts in thousands, except
	per share amounts)
Revenues	$290,866	$254,531	$833,113	$645,156
Expenses:
Direct operating	137,381	110,921	406,926	274,189
Distribution and marketing	120,429	95,803	444,942	296,194
General and administration	27,093	23,347	79,802	64,307
Depreciation	933	824	2,830	1,949

Total expenses	285,836	230,895	934,500	636,639

Operating income (loss)	5,030	23,636	(101,387)	8,517

Other expenses (income):
Interest expense	4,090	4,601	12,163	14,181
Interest and other income	(2,511)	(2,906)	(8,960)	(7,753)
Gain on sale of equity securities	(83)	—	(2,868)	—

Total other income, net	1,496	1,695	335	6,428

Income (loss) before equity interests and income taxes	3,534	21,941	(101,722)	2,089
Equity interests loss	(1,248)	(425)	(3,242)	(802)

Income (loss) before income taxes	2,286	21,516	(104,964)	1,287
Income tax provision (benefit)	328	1,061	2,410	(1,172)

Net income (loss)	$1,958	$20,455	$(107,374)	$2,459

Basic Net Income (Loss) Per Common Share	$0.02	$0.19	$(0.91)	$0.02

Diluted Net Income (Loss) Per Common Share	$0.02	$0.17	$(0.91)	$0.02

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

									Accumulated
			Series B		Restricted			Comprehensive	Other
	Common Shares		Preferred Shares		Share	Unearned	Accumulated	Income	Comprehensive	Treasury Shares
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	Income (Loss)	Number	Amount	Total
	(Amounts in thousands, except share amounts)
Balance at March 31, 2006	104,422,765	$328,771	10	$—	$5,178	$(4,032)	$(177,130)		$(3,517)	—	$—	$149,270
Reclassification of unearned compensation and restricted share common units upon adoption of SFAS No. 123(R)		1,146			(5,178)	4,032						—
Exercise of stock options	1,297,144	4,277										4,277
Stock based compensation, net of share units withholding tax obligations of $504	113,695	6,517										6,517
Issuance of common shares to directors for services	25,568	238										238
Conversion of 4.875% notes, net of unamortized issuance costs	11,111,108	57,887										57,887
Comprehensive income (loss)
Net income							27,479	$27,479				27,479
Foreign currency translation adjustments								1,876	1,876			1,876
Net unrealized gain on foreign exchange contracts								259	259			259
Unrealized gain on investments — available for sale								87	87			87

Comprehensive income								$29,701				—

Balance at March 31, 2007	116,970,280	398,836	10	—	—	—	(149,651)		(1,295)	—	—	247,890
Exercise of stock options	933,855	(2,879)										(2,879)
Stock based compensation, net of share units withholding tax obligations of $980	486,457	9,084										9,084
Issuance of common shares to directors for services	25,970	277										277
Issuance of common shares for investment in NextPoint, Inc	1,890,189	20,851										20,851
Issuance of common shares related to the Redbus acquisition	94,937	900										900
Repurchase of common shares, no par value										(2,196,899)	(20,337)	(20,337)
Comprehensive loss
Net loss							(107,374)	$(107,374)				(107,374)
Foreign currency translation adjustments								2,322	2,322			2,322
Net unrealized loss on foreign exchange contracts								(218)	(218)			(218)

Comprehensive loss								$(105,270)

Balance at December 31, 2007	120,401,688	$427,069	10	$—	$—	$—	$(257,025)		$809	(2,196,899)	$(20,337)	$150,516

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	December 31,	December 31,
	2007	2006
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(107,374)	$2,459
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation of property and equipment	2,830	1,949
Amortization of deferred financing costs	2,659	2,915
Amortization of films and television programs	252,907	142,982
Amortization of intangible assets	698	702
Non-cash stock-based compensation	10,207	4,795
Gain on sale of equity securities	(2,794)	—
Equity interests loss	3,242	802
Changes in operating assets and liabilities:
Restricted cash	(19,674)	(9,150)
Accounts receivable, net	(32,704)	76,829
Investment in films and television programs	(397,844)	(246,567)
Other assets	(5,882)	5,079
Accounts payable and accrued liabilities	41,111	(23,733)
Unpresented bank drafts	—	(14,772)
Participation and residuals	110,397	1,048
Film obligations	50,790	70,134
Deferred revenue	39,568	50,233

Net Cash Flows Provided By (Used In) Operating Activities	(51,863)	65,705

Investing Activities:
Purchases of investments — auction rate securities	(207,262)	(575,789)
Proceeds from the sale of investments — auction rate securities	444,641	536,226
Purchases of investments — equity securities	(4,765)	—
Proceeds from the sale of investments — equity securities	24,035	—
Acquisition of Mandate, net of unrestricted cash acquired	(41,205)	—
Loan to Mandate — preacquisition	(2,895)	—
Acquisition of Maple, net of unrestricted cash acquired	1,737	—
Acquisition of Debmar, net of unrestricted cash acquired	—	(24,137)
Investment in equity method investees	(6,464)	(5,000)
Loan to equity method investee	(3,000)	—
Purchases of property and equipment	(2,718)	(7,737)

Net Cash Flows Provided By (Used In) Investing Activities	202,104	(76,437)

Financing Activities:
Exercise of stock options	864	3,280
Amounts paid to satisfy tax withholding requirements on options exercised	(4,723)	—
Repurchases of common shares	(20,337)	—
Borrowings under financing arrangements	3,718	—

Net Cash Flows Provided By (Used In) Financing Activities	(20,478)	3,280

Net Change In Cash And Cash Equivalents	129,763	(7,452)
Foreign Exchange Effects on Cash	1,394	(53)
Cash and Cash Equivalents — Beginning Of Period	51,497	46,978

Cash and Cash Equivalents — End Of Period	$182,654	$39,473

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS USED IN
OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$6,690	$54,923	$(51,863)	$65,705
Purchases of property and equipment	(333)	(4,200)	(2,718)	(7,737)
Decrease in Unpresented Bank Drafts	—	—	—	14,772

Free Cash Flow, as defined	$6,357	$50,723	$(54,581)	$72,740

Free cash flow is defined as net cash flows provided by or used in operating activities less purchases of property and equipment and unpresented bank drafts. Unpresented bank drafts represent checks issued and not yet presented for payment in excess of the cash balances at custodial banks. The applicable bank accounts are funded at the time the checks are presented for payment.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.